                                                                    Exhibit 99.2

                                Certification of
                             Chief Financial Officer
                        of Mission Resources Corporation

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. (S) 1350, and accompanies the quarterly report on Form 10-Q (the "Form 10-Q") for the quarter ended September 30, 2002 of Mission Resources Corporation (the "Issuer").

I, Richard W. Piacenti, the Chief Financial Officer of the Issuer, certify that:

     (i)  the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

     (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

     Dated:  November 13, 2002             /s/ Richard W. Piacenti


Subscribed and sworn to before me
this 13th day of November, 2002


/s/  Carmen M. Garcia

Notary Public in and for the
State of Texas

My commission expires: